Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Alumis Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid(1)	Equity	Common Stock	457(f)	50,931,434	$3.65(2)	$185,899,734.10	0.00015310	$28,461.25
Total Offering Amounts						$185,899,734.10		$28,461.25
Total Fee Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$28,461.25

(1)	Relates to up to 43,756,230 shares of voting common stock, $0.0001 par value per share (the “Common Stock”), of Alumis Inc. (“Alumis”), issuable to stockholders of ACELYRIN, Inc. (“ACELYRIN”) at the effective time of the proposed merger (the “Merger”) of Arrow Merger Sub, Inc., a wholly owned subsidiary of Alumis (“Merger Sub”), with and into ACELYRIN, with ACELYRIN surviving as a wholly owned subsidiary of Alumis, pursuant to the Agreement and Plan of Merger, dated as of February 6, 2025, by and among Alumis, Merger Sub and ACELYRIN (the “Merger Agreement”), as well as shares of Common Stock underlying certain outstanding options, restricted stock unit awards and performance restricted stock unit awards of ACELYRIN to be converted into options and restricted stock unit awards of Alumis pursuant to the Merger Agreement, which conversion is to be covered by this registration statement. The shares underlying outstanding equity awards of Alumis include (i) up to 5,558,079 shares of Common Stock underlying stock options to be assumed by Alumis at the effective time of the Merger, (ii) up to 1,343,271 shares of Common Stock underlying restricted stock unit awards to be assumed by Alumis at the effective time of the Merger; (iii) up to 273,854 shares of Common Stock underlying performance restricted stock unit awards to be assumed by Alumis at the effective time of the Merger.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(f) and 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq Global Select Market on March 24, 2025, of $3.65 per share, which such date is within five business days of the filing of this registration statement.